As filed with the Securities and Exchange Commission on February 15, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its Charter)
Delaware
(State or other jurisdiction of incorporation or organization)
52-2055918
(IRS. Employer Identification No.)
10400 Fernwood Road
Bethesda, Maryland 20817
(301) 380-3000
(Address of Principal Executive Offices, Zip Code)
________________________________

MARRIOTT INTERNATIONAL, INC. EMPLOYEES’ PROFIT SHARING, RETIREMENT AND SAVINGS PLAN AND TRUST
(Full title of the plan)
Rena H. Reiss, Esq.
Executive Vice President and General Counsel
Marriott International, Inc.
Dept. 52/923
10400 Fernwood Road
Bethesda, Maryland 20817
(301) 380-3000
(Name, Address, including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
________________________________
Copy to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of registration fee (2)
Class A Common Stock, par value $0.01 per share	$700,000,000	$700,000,000	$87,150.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also registers such amount of additional securities that may be offered pursuant to the terms of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust.

(2)	Calculated in accordance with Rule 457(o) of the Securities Act.

INTRODUCTION
This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Marriott International, Inc., a Delaware corporation (the “Company” or the “Registrant”), and the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust (the “Plan”), to register an additional $700,000,000 worth of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), to be offered and sold to accounts of eligible employees of the Company under the Plan. The Company previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-166703) on May 10, 2010 registering $250,000,000 worth of Class A Common Stock issuable under the Plan and an indeterminate amount of interests in and to be offered or sold pursuant to the Plan (the “Prior Registration Statement”), a registration statement on Form S-8 (File No. 333-202173) on February 19, 2015 registering $580,000,000 worth of Class A Common Stock issuable under the Plan, a registration statement on Form S-8 (File No. 333-209589) on February 18, 2016 registering $670,000,000 worth of Class A Common Stock issuable under the Plan, and a registration statement on Form S-8 (File No. 333-216146) on February 21, 2017 registering $500,000,000 worth of Class A Common Stock issuable under the Plan.
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*
*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 8.	Exhibits.

Exhibit No.	Description	Incorporation by Reference (where a report is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)

4.1	Restated Certificate of Incorporation.	Exhibit No. 3(i) to our Form 8-K filed August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws.	Exhibit No. 3.(ii) to our Form 8-K filed February 14, 2017 (File No. 001-13881).

5.1	Internal Revenue Service determination letter, dated August 11, 2016, relating to the Plan.	Exhibit No. 5.1 to our Form S-8 filed February 21, 2017 (File No. 333-216146).

23.1	Consent of Ernst & Young LLP	Filed with this report

23.2	Consent of CohnReznick LLP	Filed with this report

24	Powers of Attorney (included on signature page)	Filed with this report

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on February 15, 2018.
MARRIOTT INTERNATIONAL, INC.
By:    /s/ Arne M. Sorenson
Arne M. Sorenson
    President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Rena H. Reiss and Bancroft S. Gordon as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Arne M. Sorenson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2018
Arne M. Sorenson
/s/ Kathleen K. Oberg	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 15, 2018
Kathleen K. Oberg
/s/ Bao Giang Val Bauduin	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 15, 2018
Bao Giang Val Bauduin
/s/ J.W. Marriott, Jr.	Chairman of the Board	February 15, 2018
J.W. Marriott, Jr.
/s/ Mary K. Bush	Director	February 15, 2018
Mary K. Bush
/s/ Bruce W. Duncan	Director	February 15, 2018
Bruce W. Duncan
/s/ Deborah Marriott Harrison	Director	February 15, 2018
Deborah Marriott Harrison
/s/ Frederick A. Henderson	Director	February 15, 2018
Frederick A. Henderson
/s/ Eric Hippeau	Director	February 15, 2018
Eric Hippeau
/s/ Lawrence W. Kellner	Director	February 15, 2018
Lawrence W. Kellner
/s/ Debra L. Lee	Director	February 15, 2018
Debra L. Lee
/s/ Aylwin B. Lewis	Director	February 15, 2018
Aylwin B. Lewis
/s/ George Muñoz	Director	February 15, 2018
George Muñoz
/s/ Steven S Reinemund	Director	February 15, 2018
Steven S Reinemund
/s/ W. Mitt Romney	Director	February 15, 2018
W. Mitt Romney
/s/ Susan C. Schwab	Director	February 15, 2018
Susan C. Schwab